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                                                                   EXHIBIT 10.37

                            Capella Education Company
                        225 South Sixth Street, Suite 900
                              Minneapolis, MN 55402

                                                                    July 5, 2006

Minneapolis 225 Holdings, LLC
c/o ASB Capital Management, LLC
Two North Riverside Plaza, Suite 1141
Chicago, Illinois 60606
Attn: Keyvan Arjomand

          The undersigned certifies to and agrees with ASB Minneapolis 225 Holdings, LLC, a Delaware limited liability company ("Purchaser") in connection with its acquisition of the office project located at 225 South Sixth Street, Minneapolis, Minnesota, commonly known as 225 South Sixth, as of the date hereof as follows:

          1. It is the tenant under a lease dated February 23, 2004 (the "Lease") between 601 Second Avenue Limited Partnership, a Texas limited partnership, as landlord (together with its successors and assigns, "Landlord"), and the undersigned, as tenant ("Tenant"), for 203,321 square feet in Suite Nos. 600, 700, 800 and 900 (the "Leased Premises") at 225 South Sixth (the "Building"). All capitalized terms not otherwise defined herein shall have the meanings provided in the Lease.

          2. The Lease is in full force and effect. The Lease has not been amended, modified or supplemented except as follows: First Amendment to Lease dated May 16, 2006. The Lease represents the entire agreement between Landlord and Tenant and there are no other agreements, representations or understanding, whether written or oral, between Tenant and Landlord with respect to the Lease, the Leased Premises or the Building.

          3. Tenant has accepted possession of and occupies the entire Leased Premises under the Lease. The term of the Lease commenced February 23, 2004 and expires on October 31, 2010, subject to the following renewal options: Two (2) five-year Extension Options.

          4. The annual fixed, minimum or basic rent under the Lease is $10.00 per square foot and such base rent and additional rent has been paid through the month of June. For purposes of calculating additional rent, Tenant's percentage share for calendar year 2006 is 13.9394%. All additional rent, percentage rent, Tenant's proportionate share of real estate taxes, insurance and operating expenses and all other sums or charges (except for non-recurring charges not exceeding $10,000, if any) due and payable under the Lease by Tenant have been paid in full (as of the month set forth in this paragraph) and no such rents, additional rents, percentage rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof. There is no remaining free rent period or any unexpired concession in or abatement of rent.

          5. The amount of security deposit is $0.00.

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          6. To Tenant's knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Landlord under the Lease.

          7. Tenant has no claim against Landlord and no offset or defense to enforcement of any of the terms of the Lease.

          8. All improvements required to be completed by Landlord have been completed and there are no contributions, credits or other sums due to Tenant from Landlord.

          9. The Lease has not been assigned, by operation of law or otherwise, by Tenant and no sublease, concession agreement or license, covering the Leased Premises, or any portion of the Leased Premises, has been entered into by Tenant.

          10. Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Building. Tenant does not have any right or option to lease additional space in the Building except a Second Expansion Option of one to two full floors in the Tower or Park Building which is contiguous to the Premises as determined by landlord and a Right of Offer to lease a floor contiguous to the Leased Premises with the exception of Floor 15 in the Tower.

          11. No voluntary actions or, to Tenant's knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof, nor has Tenant received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Leased Premises or the Building.

          12. Tenant has no right to terminate or contract the Lease, except to the extent contained in Section 5.3 of the Lease and, except to the extent contained in the Lease, in connection with a casualty or condemnation and, except to the extent permitted by applicable law, in connection with an actual or constructive eviction.

          13. Tenant hereby acknowledges that Purchaser and its lender are relying on the certifications provided herein in acquiring the Building and making a loan financing the Purchaser's interest in the Building. The information contained in this letter shall be for the benefit of Purchaser, its lender and their successors and assigns.

          The undersigned individually hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

                                        Sincerely,

                                        CAPELLA EDUACATION COMPANY


                                        By: /s/ Gregory W. Thom
                                            ------------------------------------
                                        Name: Gregory W. Thom
                                        Title: VP, General Counsel, & Secretary


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